10.3
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT
This Amendment to Distribution Services Agreement (this “Amendment”), effective as of August 1, 2022 (the “Amendment Effective Date”), is made by and between Corcept Therapeutics Incorporated, having its principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025 (“Corcept”) and Optime Care, Inc., having its principal place of business at 4060 Wedgeway Court, Earth City, MO 63045 (“Optime”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement (as defined below).
WHEREAS, Corcept and Optime are parties to that certain Distribution Services Agreement dated as of August 4, 2017 (the “Agreement”);
WHEREAS, Corcept and Optime entered into that certain Task Order Number One dated August 4, 2017, pursuant to Section 2.1 of the Agreement (the “First Task Order”); and
WHEREAS, in accordance with Section 24 of the Agreement, each of Corcept and Optime desires to amend the Agreement, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
1.Modifications to the Agreement.
1.1.Term. The Term of the Agreement and the First Task Order is hereby amended to extend to September 30, 2022 (the “Termination Date”). The Agreement and all related Task Orders will terminate without further notice or action by either party, at 11:59:59 p.m. CDT on the Termination Date.
1.2.Task Order. The Parties hereby agree to the terms and conditions of the Second Task Order, attached hereto as Exhibit A, pursuant to which Optime shall provide certain transition services to Corcept.
1.3.Transition Period Base Fees. The Parties hereby agree that during the period from August 1, 2022, through September 30, 2022, the following table regarding the Services Fees payable to Optime shall replace the “Base Fee Per Shipment” table applicable under the First Task Order:
Base Fee Per Shipment*

Shipment Type	Original Fee (Task Order One)	Fee – 8/1/2022 thru 9/30/2022
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

*Base fees are all-inclusive. (For example, shipping, reporting and other costs are not charged separately.)
1.4.Return of Product and Program Material Inventory. Immediately following the expiration or termination of the Agreement, but no later than October 10, 2022, Optime shall return [**], as [**] directed and instructed by Corcept.
1.5.Patient and Payor Transition Communications. In connection with the termination or expiration of the Agreement, Optime will use [**] to execute all [**] communications with payors and patients in order to ensure transition of Korlym dispensing to patients and related coverage and reimbursement through a new pharmacy designated by Corcept without [**] interruption or delay.
1.6.Extended Indemnification. The Parties hereby agree that Article 15 of the Agreement regarding Indemnification shall survive termination or expiration of the Agreement and any Task Order for a period of [**] following such termination or expiration.
1.7.Post-Termination Wind Down Services. [**], Corcept shall compensate Optime at the rate of [**] for time and effort expended by Optime staff in order to address tasks not contemplated by this Amendment or the Second Task Order but necessary and appropriate to wind down all financial transactions and appropriate accounting for same between the period beginning as of October 1, 2022 and ending not later than March 31, 2023. Such compensation shall be due from Corcept within [**] days following Corcept’s receipt of a monthly invoice from Optime detailing the services provided and time spent providing such services.
1.8.Corcept Termination. The Parties hereby agree that the effectiveness of the Services should continue to be measured by reference to the KPMs set forth in the First Task Order. In the event that the effectiveness of the Services falls substantially below Optime’s average performance on such KPMs during the [**], Corcept shall have the right to terminate the Agreement and all related Task Orders upon [**] days’ notice to Optime. In such event, Corcept shall have no obligation to pay the Bonus provided for in the Second Task Order.
2.Limited Amendment.
This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Agreement except as expressly provided for in this Amendment. All other terms, conditions, and obligations set forth in the Agreement, including those set forth in Section 18.3 of the Agreement, are hereby reaffirmed by the Parties.
3.Counterparts.
This Amendment may be executed in two (2) or more counterparts, each of which will be an original and all of which will constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which will be binding when sent.
4.Survival. All provisions of this Amendment reasonably expected and necessary to survive termination or expiration of this Agreement in order to carry out the parties’ intentions shall survive any such expiration or expiration, including sections 1.2, and 1.4 through 1.7.
5.Choice of Law. The validity and interpretation of this Amendment and the legal relations of the Parties under this Amendment shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles requiring the application of a different governing law. The Parties shall attempt in good faith to resolve informally and promptly any dispute that arises under this Amendment. Jurisdiction for any legal action arising from this

Amendment shall exclusively reside in state or federal courts located in Delaware, and the parties hereby consent to the jurisdiction of such courts.
6.Escrow. The Parties agree to negotiate [**] the terms of an escrow arrangement in an amount of [**] by October 3, 2022, to be utilized for [**].
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment. The Parties acknowledge that the date of signature may not be the Amendment Effective Date.

CORCEPT THERAPEUTICS INCORPORATED		OPTIME CARE, INC.

By:	/s/ Sean Maduck	By:	/s/ Tiffany Burt

Name:	Sean Maduck	Name:	Tiffany Burt

Title:	President, Corcept Endocrinology	Title:	President & COO

Date:	8/1/2022	Date:	8/1/2022

EXHIBIT A
Task Order Number Two
to Distribution Services Agreement Between
Corcept Therapeutics Incorporated and Optime Care, Inc.
This Task Order Number Two (the “Second Task Order”) is effective as of August 1, 2022, and is entered into pursuant to, and as part of, that certain Distribution Services Agreement dated as of August 4, 2017 (the “Agreement”), between Corcept Therapeutics Incorporated (“Corcept”) and Optime Care, Inc. (“Optime”). This Second Task Order sets forth terms and conditions for the continued provision by Optime of the Services under the First Task Order dated August 4, 2017, and the provision of additional transition services to Corcept.

Product	As outlined in the First Task Order.
Territory	As outlined in the First Task Order.
Optime Representative	[**]
Corcept Representative	[**]
Optime Personnel	As outlined in the First Task Order.
SOPs and Financial Controls	As outlined in the First Task Order.
Services Performed and Key Performance Metrics
Optime will (i) continue to provide the Services as defined and outlined in the First Task Order in accordance with the KPMs and other requirements set forth in the First Task Order and (ii) provide the additional transition services in accordance with the Requirements set forth in Exhibit 1 to this Second Task Order.

Project Schedule and Termination Date	Termination Date: September 30, 2022, at 11:59:59 p.m. CDT.
Service Fees	As outlined in the First Task Order and as further amended by this Second Task Order.
Product Complaint Contact Information	Optime: Lead Pharmacist [**] Corcept: VP, Quality Assurance [**]
Adverse Event Contact Information	Optime: Lead Pharmacist [**] Corcept: [**]
Bonus	Corcept will pay Optime a [**] bonus by October 15, 2022, if Optime has [**] met all of the Requirements set forth in Exhibit 1 in a timely manner.

EXHIBIT 1
[**]